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                                                                    EXHIBIT 23.9



                        SPECIAL NEVADA COUNSEL'S CONSENT



WATSON PHARMACEUTICALS, INC.



     We hereby consent to the references to our firm included in the registration statement and to the filing of our opinion as an exhibit to the registration statement and any and all amendments thereto (including pre-effective and post-effective amendments).



                                          /s/  Kummer Kaempfer Bonner & Renshaw
                                             -----------------------------------
                                               KUMMER KAEMPFER BONNER & RENSHAW




Las Vegas, Nevada
February 21, 1997